                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                         EDAC TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Wisconsin                                       39-1515599
    -----------------------                          ------------------------
   (State of Incorporation)                          I.R.S. Employer I.D. No.

   1790 New Britain Avenue, Farmington, Connecticut           06032
   ------------------------------------------------         ----------
     (Address of Principal Executive Offices)               (Zip Code)


                        ROBERT WHITTY STOCK OPTION PLAN
                        -------------------------------
                            (Full title of the plan)

                           Glenn L. Purple, Secretary
                         Edac Technologies Corporation
                            1790 New Britain Avenue
                         Farmington, Connecticut 06032
                         -----------------------------
                    (Name and address of agent for service)

                                  860-677-2603
                                -----------------
                     (Telephone number, including area code
                             of agent for service)
                                _______________

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------
                                            Proposed         Proposed
                                            maximum           maximum
  Title of Securities       Amount to    offering price      aggregate         Amount of
    to be registered      be registered   per share(1)   offering price(1)  registration fee
--------------------------------------------------------------------------------------------
Common Stock, $.0025 par     100,000        $.5625            $56,250              $100
--------------------------------------------------------------------------------------------

(1)  For the purpose of computing the registration fee pursuant to Rule
     457(h), Edac Technologies Corporation (the "Registrant") has used the option price per share of $.5625 for each of the 100,000 shares registered hereby.

                     PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's latest annual report filed pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

        (b) All other reports filed pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in paragraph (a) above.

        (c) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Registrant or the Robert Whitty Stock Option Plan (the "Plan") pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 6. Indemnification of Directors and Officers.

        The Registrant's directors and officers are entitled to certain statutory rights to be indemnified by the Registrant against certain liabilities and expenses, provided the director or officer is either successful in the defense of such litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated a criminal law, failed to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest or derived an improper personal benefit in the performance of his duties to the Registrant. The Registrant's Amended and Restated Articles of Incorporation, which are incorporated by reference in Exhibit 4.1, expressly adopt these statutory rights to indemnification.

     Article VIII of the Registrant's By-Laws contains provisions entitling directors and officers of the Registrant to indemnification against certain liabilities and expenses. Registrant's By-Laws are incorporated by reference in Exhibit 4.2.

Item 8.  Exhibits.
         ---------
4.1      Amended and Restated Articles of Incorporation.
4.2      By-Laws.
5.1 Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. as to the legality of the stock being registered.
23.1     Consent of Arthur Andersen LLP.
24.1     Power of Attorney.

Item 9. Undertakings.

        1. The undersigned Registrant hereby undertakes as follows:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the documents constituting a Prospectus under Form S-8 (the "Prospectus"), to each employee to whom the Prospectus is sent or given, a copy of any one of the following reports unless such employee otherwise has received a copy of such report, in which case the Registrant will furnish promptly, without charge, a copy of such report upon written or oral request of the employee: (a) the Registrant's annual report to stockholders containing the information required by Rule 14a-3(b) under the Securities Exchange Act of 1934 for its latest fiscal year; (b) the Registrant's annual report on Form 10-K for its latest fiscal year; (c) the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for its latest fiscal year, provided that the financial statements are not incorporated by reference from another filing, and provided further that such prospectus contains substantially the information required by Rule 14a-3(b) or the registration statement is on Form SB-2; or (d) the Registrant's effective Securities Exchange Act of 1934 registration statement on Form 10 containing audited financial statements for its latest fiscal year. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, Registrant may deliver a document containing financial statements for the fiscal year preceding the latest fiscal year, provided that within the 120-day period a document containing financial statements for the latest fiscal year will be furnished to each employee.

        4. The Registrant hereby undertakes to deliver or cause to be delivered promptly, without charge, to each employee to whom information is required to be delivered, upon written or oral request, a copy of the information that has been incorporated by reference pursuant to Item 3 of Form S-8 (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates).

        5. The Registrant hereby undertakes to deliver or cause to be delivered to all employees participating in the Plan who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed to its security holders generally, provided that such material is sent or delivered no later than the time it is sent to security holders.

        6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Farmington, State of Connecticut, on November 8, 1996.

                                        EDAC TECHNOLOGIES
                                        CORPORATION

                                        BY  /S/ Robert T. Whitty
                                            -----------------------------
                                                  Robert T. Whitty,
                                              Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Whitty and Glenn L. Purple, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                         Title               Date
-----------------------------------------  -------------------  ----------------

/S/  Robert T. Whitty                      Chief Executive      November 8, 1996
---------------------                      Officer and
     Robert T. Whitty                      Director


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


          Signature                         Title                    Date
          ---------                         -----                    ----
/S/  Francis W. Moskey                    President, Chief     November 8, 1996
-------------------------                 Operating Officer
     Francis W. Moskey                    and Director

/S/  Gerald C. Smith                      Executive Vice       November 8, 1996
-------------------------                 President and
     Gerald C. Smith                      Director


/S/  Glenn L. Purple                      Vice President-      November 8, 1996
-------------------------                 Finance (Chief
     Glenn L. Purple                      Financial and
                                          Accounting Officer)
                                          and Secretary

/S/  William J. Gallagher                 Director             November 8, 1996
-------------------------
     William J. Gallagher

/S/  John J. DeFrancesco                  Chairman and
------------------------                  Director             November 8, 1996
     John J. DiFrancesco

/S/  Stephen G.W. Walk                    Director             November 8, 1996
----------------------
     Stephen G.W. Walk


                               INDEX TO EXHIBITS



Exhibit No  Description                                                     Page
----------  -----------                                                     ----
       4.1  Amended and Restated Articles of Incorporation                   *
       4.2  By-Laws                                                          *
       5.1  Opinion of Reinhart, Boerner,
            Van Deuren, Norris & Rieselbach, s.c.
            as to the legality of the Stock being registered
      23.1  Consent of Arthur Andersen LLP
      24.1  Power of Attorney                                                **

* Incorporated by reference to the Registrant's Form S-1 Registration Statement filed with the Commission on August 6, 1985.

**   Incorporated by reference to the signature page of this Registration
     Statement.